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                                                                     EXHIBIT 5.1

            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form F-10 by TELUS Corporation (the "Company") of our report dated February 2, 2004 (except as to note 16(c), which is as of February 12, 2004) relating to the Consolidated Financial Statements of the Company, appearing in the Annual Report on Form 40-F of the Company, and of our report dated November 30, 2004 relating to the Supplemented United States GAAP Disclosures for the years ended December 31, 2003 and 2002 filed on Form 6-K dated November 30, 2004. We also consent to all references to our firm under the headings "Summary Financial Information" and "Auditors, Registrar and Transfer Agent" in the prospectus forming part of this Registration Statement.


/s/ Deloitte & Touche, LLP
-----------------------------------
Deloitte & Touche, LLP
Vancouver, British Columbia
Canada
December [6], 2004